UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2010

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices)

(Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 22, 2010, William C. Sinclair resigned from his position as the Company’s Executive Vice President, Operations and Business Development.

(c) Effective October 25, 2010, the Board of Directors of the Company appointed David A. Rector, the Company’s Senior Vice President, Chief Financial Officer and Controller, to the additional position of Chief Financial Officer. No additional compensation has been determined for Mr. Rector.

Mr. Rector, age 64, has served as the Company’s Senior Vice President since May 2006 and as its Controller and Chief Accounting Officer since December 2008. Mr. Rector served as the Company’s Chief Financial Officer from May 2007 to December 2008, as its Interim Chief Financial Officer from January 2007 until May 2007, as its Chief Accounting Officer from May 2004 to May 2007, as its Controller from April 2002 to May 2007, and as its Vice President from October 2002 to May 2006. Prior to joining the Company, from June 1999 to January 2002, Mr. Rector worked in various financial positions for several companies as a consultant for Resources Connection Inc., a consulting firm. Prior to that, he held senior financial positions at various companies, including commercial real estate companies Allegiance Realty Group and Fox & Carskadon Financial Corporation and served as an audit manager at Price Waterhouse. Mr. Rector is a Certified Public Accountant and holds a Bachelor of Science degree in business administration from the University of California at Los Angeles.

(e) Mr. Sinclair and the Company entered into a Separation Agreement and Release in connection with his departure. Mr. Sinclair will receive (a) severance equal to six (6) months of his current annual base salary of $240,040, less applicable withholding, of which one-third (1/3) will be paid within ten (10) days of his resignation, and the remaining two-thirds (2/3) will be paid on January 3, 2011, (b) reimbursement of COBRA medical insurance premiums for six (6) months, (c) an extension of the exercise period for his vested stock options until April 22, 2012, and (d) accelerated vesting of 2,000 shares of unvested restricted stock. The Company and Mr. Sinclair mutually agreed to release one another from all claims and liabilities under federal and state laws arising prior to the separation date.

Item 8.01 Other Events.

Effective October 22, 2010, Leslie Tyler resigned from her position as the Company’s Vice President, Marketing.

Effective October 25, 2010, the Board of Directors of the Company appointed Stefan Peterson, formerly the Company’s Director of Operations, to the position of Vice President, Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: October 28, 2010	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel